                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8-A/A
                                AMENDMENT NO. 2

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                              SYBRON CHEMICALS INC.
                    ----------------------------------------
             (Exact name of registrant as specified in its charter)

              Delaware                                        51-0301280
              --------                                        ----------
(State of incorporation or organization)                      (IRS Employer
                                                              Identification  No.)

Birmingham Rd., P.O. Box 66, Birmingham, N.J.                      08011
---------------------------------------------                      -----
  (Address of principal executive offices)                       (Zip Code)

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. / x /

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) please check the following box. / /

Securities Act registration statement file number to which this form relates:
_____________ (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

                                                  Name of Each Exchange on
             Title of Each Class                  Which Each Class is to be
             to be so Registered                         Registered
             -------------------                         ----------
        Preferred Stock Purchase Rights           The American Stock Exchange
        -------------------------------           ---------------------------

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                                 --------------
                                (Title of Class)

ITEM 1.  DESCRIPTION OF SECURITIES TO BE REGISTERED.

         On August 30, 2000, the Board of Directors of Sybron Chemicals Inc., a Delaware corporation (the "Company"), approved and adopted Amendment No. 2 to the Rights Agreement, dated as of August 30, 2000, by and between the Company and the Rights Agent ("Amendment No. 2"). The Rights Agreement previously was amended by Amendment No. 1 to the Rights Agreement, dated as of April 20, 1999 ("Amendment No. 1"). On May 12, 1999, the Company filed Amendment No. 1 with the SEC as an exhibit to the Company's Registration Statement on Form 8-A/A (the "Amended Registration Statement"). The Company registered the Rights on August 14, 1998 by the filing of the Company's Registration Statement on Form 8- A (the "Original Registration Statement") with the SEC.

         A complete copy of Amendment No. 2 is attached hereto as Exhibit 4(a) and is incorporated herein by reference. A copy of Amendment No. 1 is incorporated herein by reference to Exhibit 1 to the Amended Registration Statement. A copy of the Rights Agreement, dated as of August 7, 1998, by and between the Company and BankBoston, N.A. as Rights Agent is incorporated herein by reference to Exhibit 1to the Original Registration Statement.

ITEM 2.  EXHIBITS.

    Number                                Exhibit
    ------                                -------
      4(a)        Amendment No. 2 to the Rights Agreement, dated as of August 30,
                  2000, by and between the Company and the Rights Agent.

      4(b)        Amendment No. 1 to the Rights Agreement, dated as of April 20, 1999
                  (incorporated herein by reference to Exhibit 1 to the Company's
                  Registration Statement on Form 8-A/A, as filed with the SEC on May 12,
                  1999).

      4(c)        Rights Agreement, dated as of August 7, 1998, by and between the
                  Company and the Rights Agent (incorporated by reference to Exhibit 1 to the Company's Registration Statement on Form 8-A as filed with the
                  SEC on August 14, 1998).

                                   SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                       SYBRON CHEMICALS INC.
                                            (Registrant)



Date: September 1, 2000                By: /s/ Steven F. Ladin
                                           -------------------
                                           Name:  Steven F. Ladin
                                           Title: Vice President, Finance and
                                                  Chief Financial Officer

                                INDEX OF EXHIBITS

Number      Exhibit                               Method of Filing
------      -------                               ----------------

   4(a)     Amendment No. 2 to the Rights         Filed herewith electronically.
            Agreement, dated as of
            August 30, 2000, by and between
            the Company and the Rights Agent.

   4(b)     Amendment No. 1 to the Rights         *
            Agreement, dated as of April 20,
            1999

   4(c)     Rights Agreement, dated as of         **
            August 7, 1998, by and between the
            Company and the Rights Agent.

 * Incorporated by reference to Exhibit 1 to the Company's Registration
   Statement on Form 8-A/A, as filed with the SEC on May 12, 1999.

** Incorporated by reference to Exhibit 1 to the Company's Registration
   Statement on Form 8-A, as filed with the SEC on August 14, 1998.
